      POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints i each of Hazem Rashed and Jesse Chew of Accuray Incorporated the
Company and ii any attorney employed in the Palo Alto, CA office of Wilson
Sonsini Goodrich & Rosati, Professional Corporation, as the undersigned's true and lawful attorneyinfact to
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission the SEC a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16a of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC
(2) to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer andor director of the Company, Forms 3, 4 and 5, and any amendments thereto, and cause such forms to be filed with the SEC pursuant to
Section 16a of the Securities Exchange Act of 1934, as amended, relating to the undersigned's beneficial ownership of securities in the Company and
(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneysinfact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneysinfact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneysinfact may approve in the discretion of any of such attorneysinfact.
The undersigned hereby grants to each such attorneyinfact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneyinfact, or such attorneyinfact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneysinfact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneysinfact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of August, 2021.

Brandon Green
      Printed Name

      s Brandon Green
      Signature